Exhibit 1.1

TRON INC.

SALES AGREEMENT

October 14, 2026

Clear Street LLC

4 World Trade Center

New York, New York 10007

Ladies and Gentlemen:

Tron Inc., a Nevada corporation (the “Company”), confirms its agreement (this “Agreement”) with Clear Street LLC (“Clear Street”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein and any Terms Agreement (as defined below), it may issue and sell to or through Clear Street, acting as agent and/or principal, shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Shares”). The issuance and sale of Shares through Clear Street will be effected pursuant to the Registration Statement (as defined below). The Company acknowledges and agrees that sales of Shares under this Agreement may be made through affiliates of Clear Street.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Rules and Regulations”), with the U.S. Securities and Exchange Commission (the “Commission”), a registration statement on Form S-3 (File No. 333-288986), including a base prospectus, relating to certain securities, including the Common Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Rules and Regulations”). The Company has prepared a prospectus supplement specifically relating to the Shares (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement. The Company has furnished to Clear Street, for use by Clear Street, copies of the prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement. Except where the context otherwise requires, such registration statement, and any post-effective amendment thereto, as amended when it became effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Rules and Regulations, or any subsequent registration statement on Form S-3 filed pursuant to Rule 415(a)(6) under the Securities Act by the Company with respect to the Shares, is herein called the “Registration Statement.” Any registration statement and amendments thereto filed pursuant to Rule 462(b) of the Securities Act and relating to the offering covered by the Registration Statement is herein called a “Rule 462(b) Registration Statement” and, after such filing, the “Registration Statement” shall include any Rule 462(b) Registration Statement. The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) of the Rules and Regulations, together with any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations (“Rule 433”), relating to the Shares that (i) is consented to by Clear Street in writing (including any free writing prospectus prepared by the Company solely for use in connection with the offering contemplated by a particular Terms Agreement) (hereinafter referred to as a “Permitted Free Writing Prospectus”), (ii) is required to be filed with the Commission by the Company or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to the Electronic Data Gathering Analysis and Retrieval System.

2. Agency and Principal Transactions.

(a) Each time that the Company wishes to issue and sell Shares hereunder through Clear Street, acting as agent (each, an “Agency Transaction”), it will notify Clear Street by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares to be issued, the time period during which sales are requested to be made, any limitation on the number of Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from Clear Street set forth on Schedule 2, in each instance as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by Clear Street unless and until (i) in accordance with the notice requirements set forth in Section 4, Clear Street declines to accept the terms contained therein for any reason, in its sole discretion, by delivering notice to the Company to that effect no later than two Trading Days after the date of the Placement Notice, (ii) the entire amount of the Shares contemplated by such Placement Notice have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) this Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to Clear Street in connection with the sale of Shares shall be calculated in accordance with the terms set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor Clear Street will have any obligation whatsoever with respect to an Agency Transaction or any Shares to be placed as part thereof unless and until the Company delivers a Placement Notice to Clear Street and Clear Street does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein.

(b) The Company may also offer to sell the Shares directly to Clear Street, as principal, in which event such parties shall enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Schedule 2(b) hereto (with such changes thereto as may be agreed upon by the Company and Clear Street in writing), relating to such sale in accordance with Section 3(b) hereof (each such transaction being referred to as a “Principal Transaction”).

(c) Under no circumstances shall the Company cause or request the offer or sale of any Shares if, after giving effect to the sale of such Shares, the aggregate number or gross sales proceeds of Shares sold pursuant to this Agreement would exceed the lesser of: (i) the number or dollar amount of Common Shares registered pursuant to, and available for offer and sale under, the Registration Statement pursuant to which the offering of Shares is being made, (ii) the number of authorized but unissued Common Shares (less Common Shares issuable upon exercise, conversion or exchange of any outstanding securities of the Company or otherwise reserved from the Company’s authorized capital stock), (iii) the number or dollar amount of Common Shares permitted to be offered and sold by the Company under Form S-3 (including General Instruction I.B.6. thereof, if such instruction is applicable), (iv) the number or dollar amount of Common Shares that the Company’s board of directors or a duly authorized committee thereof is authorized to issue and sell from time to time, or (v) the dollar amount of Common Shares for which the Company has filed a Prospectus (the lesser of (i)-(v), the “Maximum Amount”). Under no circumstances shall the Company cause or request the offer or sale of any Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors or a duly authorized committee thereof. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 2 on the number or dollar amount of Shares that may be issued and sold under this Agreement or any Terms Agreement from time to time shall be the sole responsibility of the Company, and that Clear Street shall have no obligation in connection with such compliance.

3. Sale of Shares by Clear Street.

(a) Subject to the terms and conditions herein set forth, upon the Company’s delivery of a Placement Notice with respect to an Agency Transaction, and unless the sale of the Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Clear Street, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of the Nasdaq Capital Market (or any successor principal market on which the Common Shares are listed or quoted, the “Exchange”) to sell such Shares up to the amount specified, and otherwise in accordance with the terms of such Placement Notice. Clear Street will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Shares hereunder setting forth the number of Shares sold on such day, the volume-weighted average price of the Shares sold, and the Net Proceeds (as defined below) payable to the Company. In the event the Company engages Clear Street for a sale of Shares in an Agency Transaction that would constitute a “block” within the meaning of Rule 10b-18(a)(5) of the Exchange Act Rules and Regulations, the Company will provide Clear Street, at Clear Street’s request and upon reasonable advance notice to the Company, on or prior to the Settlement Date (as defined below), the opinions of counsel, accountant’s letter and officers’ certificates set forth in Section 8, each dated the Settlement Date, and such other documents and information as Clear Street shall reasonably request. Clear Street may sell Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Rules and Regulations, including without limitation sales made through the Exchange or on any other existing trading market for the Common Shares. Clear Street shall not purchase Shares for its own account as principal unless expressly authorized to do so by the Company in a Terms Agreement. The Company acknowledges and agrees that (i) there can be no assurance that Clear Street will be successful in selling Shares, and (ii) Clear Street will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by Clear Street to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Section 3. For the purposes hereof, “Trading Day” means any day on which the Company’s Common Shares are purchased and sold on the Exchange.

(b)(i) If the Company wishes to issue and sell the Shares to Clear Street pursuant to this Agreement in a Principal Transaction, it will notify Clear Street of the proposed terms of the Principal Transaction. If Clear Street, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company, wishes to accept amended terms, the Company and Clear Street shall enter into a Terms Agreement setting forth the terms of such Principal Transaction.

(ii) The terms set forth in a Terms Agreement shall not be binding on the Company or Clear Street unless and until the Company and Clear Street have each executed and delivered such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement shall control.

(iii) Each sale of the Shares to Clear Street in a Principal Transaction shall be made in accordance with the terms of this Agreement and a Terms Agreement, which shall provide for the sale of such Shares to, and the purchase thereof by, Clear Street. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by Clear Street. The commitment of Clear Street to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations, warranties and agreements of the Company contained, and shall be subject to the terms and conditions set forth, in this Agreement and such Terms Agreement. Any such Terms Agreement shall specify the number of the Shares to be purchased by Clear Street pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, Clear Street in the reoffering of the Shares, and the time, date (each such time and date being referred to herein as a “Principal Settlement Date”) and place of delivery of and payment for such Shares.

(c) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale, of any Shares pursuant to this Agreement (whether in an Agency Transaction or a Principal Transaction) and, by notice to Clear Street given by telephone (confirmed promptly by email), shall cancel any instructions for the offer or sale of any Shares, and Clear Street shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information, or (ii) at any time from and including the date on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (an “Earnings Announcement”) through and including the time that the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

4. Suspension of Sales.

(a) The Company or Clear Street may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Shares; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Shares sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2, as such schedule may be amended from time to time.

(b) Notwithstanding any other provision of this Agreement, during any period in which the Registration Statement is no longer effective under the Securities Act, the Company shall promptly notify Clear Street, the Company shall not request the sale of any Shares, and Clear Street shall not be obligated to sell or offer to sell any Shares.

5. Settlement.

(a) Settlement of Shares. Unless otherwise agreed in writing between the parties with respect to any Placement Notice, settlement for sales of Shares in an Agency Transaction will occur on the Trading Day following the date on which such sales are made (each, an “Agency Settlement Date”; the earlier of the first such Agency Settlement Date and the first Principal Settlement Date, the “First Delivery Date”; and any Agency Settlement Date and Principal Settlement Date, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Clear Street at which such Shares were sold, after deducting (i) Clear Street’s commission, discount or other compensation for such sales payable by the Company pursuant to Section 2(a) (for an Agency Transaction) or pursuant to any applicable Terms Agreement (for a Principal Transaction), (ii) any other amounts due and payable by the Company to Clear Street hereunder pursuant to Section 7(f) (Expenses), and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(b) Delivery of Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically transfer the Shares being sold by crediting Clear Street’s or its designee’s account (provided Clear Street shall have given the Company written notice of such designee prior to the Settlement Date) at The Depository Trust Company through its Deposit/Withdrawal at Custodian system or by such other means of delivery as may be mutually agreed upon by the parties, which in all cases shall be freely tradeable, transferable, registered shares in good deliverable form. On each Settlement Date, Clear Street will deliver the related Net Proceeds in same day funds to an account designated by the Company prior to the Settlement Date. The Company agrees that if the Company (or its transfer agent, if applicable) defaults on its obligation to deliver Shares on a Settlement Date, in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution), it will (i) hold Clear Street harmless against any loss, claim, damage, or expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent and (ii) pay to Clear Street any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, Clear Street that as of (i) the date of this Agreement, (ii) each date on which the Company executes and delivers a Terms Agreement, (iii) the date and time of each sale of any Shares pursuant to this Agreement (each of clauses (ii) and (iii), a “Time of Sale”), (iv) each Settlement Date, and (v) each Bring-Down Date (as defined below):

(a) Compliance with Registration Requirements. The Registration Statement has become effective under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information. The Company meets the requirements for use of Form S-3 under the Securities Act. The sale of the Shares hereunder meets the requirements of General Instruction I.B.1 of Form S-3.

(b)  No Misstatement or Omission. At the respective times the Registration Statement and any amendments thereto became or become effective as to Clear Street, the Registration Statement and any amendments thereto conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was or will be issued, conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations and did not or will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were or will be made, not misleading. The foregoing representations and warranties in this paragraph (b) shall not apply to information contained in or omitted from the Registration Statement, the Prospectus, or any amendment or supplement thereto, in reliance upon, and in conformity with, the Clear Street Information (as defined below).

(c) No Stop Orders. No stop order suspending the effectiveness of the Registration Statement, nor any order preventing or suspending the use of the Prospectus, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act has been initiated or threatened by the Commission.

(d) Documents Incorporated by Reference. The documents incorporated by reference in the Registration Statement and the Prospectus, when they were filed with the Commission, conformed in all material respects to the requirements of the Exchange Act Rules and Regulations and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein, or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the Exchange Act Rules and Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement or the Prospectus.

(f)  Emerging Growth Company. From the date of its first submission of a draft registration statement with respect to the initial public offering of the Common Shares through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). The Company agrees to notify Clear Street promptly if the Company ceases to be an Emerging Growth Company.

(g) Not an Ineligible Issuer. The Company currently is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations. The Company agrees to notify Clear Street promptly if the Company becomes an “ineligible issuer.”

(h) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing as corporations or other legal entities in good standing (or the foreign equivalent thereof) under the laws of their respective jurisdictions of organization. The Company and each of its subsidiaries are duly qualified to do business and are in good standing as foreign corporations or other legal entities in each jurisdiction in which such qualification is required and have all power and authority (corporate or other) necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not (i) have, individually or in the aggregate, a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole, or (ii) impair in any material respect the ability of the Company to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement or the Prospectus (any such effect as described in clauses (i) or (ii), a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than those listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the most recently ended fiscal year.

(i) The Sales Agreement; Terms Agreement. The Company has corporate power and authority to enter into and perform its obligations under this Agreement and any Terms Agreement and to consummate the transactions contemplated herein and therein. This Agreement has been duly authorized, executed and delivered by the Company. Any Terms Agreement will have been duly authorized, executed and delivered by the Company.

(j) The Shares. The Shares to be issued and sold by the Company hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided in this Agreement or any Terms Agreement, (i) will be duly and validly issued, fully paid and non-assessable, (ii) will be free and clear of any pledge, lien, encumbrance, security interest or other claim, and (iii) will conform to the descriptions thereof in the Registration Statement and the Prospectus. The issuance of the Shares is not subject to any preemptive or similar rights.

(k) Capitalization. All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable, have been issued in compliance with federal and state securities laws, and conform to the description thereof contained in the Prospectus. None of the outstanding Common Shares were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. There are no authorized or outstanding shares of capital stock, options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Prospectus. Except as otherwise disclosed in the Prospectus, since the date of the latest audited financial statements included in the Prospectus, the Company has not issued any securities other than Common Shares issued pursuant to the exercise of warrants or upon the exercise of stock options or other awards outstanding under the Company’s stock option plans, options or other securities granted or issued pursuant to the Company’s existing equity compensation plans or other plans, and the issuance of Common Shares pursuant to employee stock purchase plans, in each case as accurately described in the Prospectus (collectively, an “Exempt Plan”). The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder, as described in the Prospectus, accurately and fairly present the information required to be shown with respect to such plans, arrangements, options and rights.

(l) Capitalization of Subsidiaries. All the outstanding shares of capital stock or other equity securities (if any) of each subsidiary of the Company have been duly authorized and validly issued, are fully paid and (where applicable) nonassessable and, except to the extent set forth in the Prospectus, are owned by the Company directly or indirectly through one or more wholly-owned subsidiaries, free and clear of any claim, lien, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party.

(m) No Restrictions on Subsidiaries. Except as described in the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(n) No Conflicts. The execution, delivery and performance of this Agreement and any Terms Agreement by the Company, the issue and sale of the Shares by the Company and the consummation of the transactions contemplated hereby and thereby will not (with or without notice or lapse of time or both) (i) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, encumbrance, security interest, claim or charge upon any property or assets of the Company or any subsidiary pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (or analogous governing instruments, as applicable) of the Company or any of its subsidiaries, or (iii) result in the violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental or regulatory agency or body, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. A “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(o) No Consents Required. Except for the registration of the Shares under the Securities Act and applicable state securities laws, and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority (“FINRA”) and the Exchange in connection with the sale of the Shares under this Agreement or any Terms Agreement and the listing of the Shares on the Exchange, no consent, approval, authorization or order of, or filing, qualification or registration (each an “Authorization”) with, any court, governmental or regulatory agency or body, foreign or domestic, which has not been made, obtained or taken and is not in full force and effect, is required for the execution, delivery and performance of this Agreement or any Terms Agreement by the Company, the issuance and sale of the Shares or the consummation of the transactions contemplated hereby and thereby; and no event has occurred that allows or results in, or after notice or lapse of time or both would allow or result in, revocation, suspension, termination or invalidation of any such Authorization or any other impairment of the rights of the holder or maker of any such Authorization.

(p) Independent Auditors. M&K CPAs, PLLC, who have certified certain financial statements of the Company and its subsidiaries included in the Prospectus is an independent registered public accounting firm with respect to the Company and its subsidiaries within the meaning of Article 2-01 of Regulation S-X and the rules of the Public Company Accounting Oversight Board (United States) (the “PCAOB”).

(q) Financial Statements. The financial statements, together with the related notes, included in the Prospectus fairly present in all material respects the financial position and the results of operations and changes in financial position of the Company and its consolidated subsidiaries at the respective dates or for the respective periods therein specified. Such statements and related notes have been prepared in accordance with the generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved except as may be set forth in the related notes included in the Prospectus. The financial statements, together with the related notes, included in the Prospectus comply in all material respects with Regulation S-X. No other financial statements or supporting schedules or exhibits are required by Regulation S-X to be described or included in the Prospectus. There is no pro forma or as adjusted financial information which is required to be included in the Prospectus, in accordance with Regulation S-X, which has not been included or incorporated as so required. All information contained in the Prospectus regarding “non-GAAP financial measures” (as defined in Regulation G) complies with Regulation G and Item 10 of Regulation S-K, to the extent applicable.

(r) eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included in the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(s) No Material Adverse Change. Neither the Company nor any of its subsidiaries has sustained, since the date of the latest audited financial statements included in the Prospectus, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, other than as set forth or contemplated in the Prospectus; (ii) any change in the capital stock (other than the issuance of Common Shares upon conversion of preferred stock or the exercise of stock options and warrants, in each case described as outstanding in the Prospectus, or any award under any Exempt Plan and the grant of options and other awards under any Exempt Plan) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; or (iii) any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, other than as set forth or contemplated in the Prospectus.

(t) Legal Proceedings. Except as set forth in the Prospectus, there is no legal or governmental proceeding pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject that is required to be described in the Prospectus and is not described therein, or which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and no such proceedings are threatened or, to the Company’s knowledge after reasonable investigation and due diligence inquiry (“Knowledge”), contemplated by governmental or regulatory authorities or threatened by others.

(u) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws (or analogous governing instrument, as applicable), (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any law, ordinance, governmental rule, regulation or court order, decree or judgment to which it or its property or assets may be subject except, in the case of clauses (ii) and (iii) above, for any such violation or default that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(v) Licenses or Permits. The Company and each of its subsidiaries possess all licenses, certificates, authorizations and permits issued by, and have made all declarations and filings with, the appropriate local, state, federal or foreign governmental or regulatory agencies or bodies that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Prospectus (collectively, the “Governmental Permits”) except where any failures to possess or make the same could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Company and its subsidiaries are in compliance with all such Governmental Permits; all such Governmental Permits are valid and in full force and effect, except where the validity or failure to be in full force and effect could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any subsidiary has received notification of any revocation, modification, suspension, termination or invalidation (or proceedings related thereto) of any such Governmental Permit and the Company has no reason to believe that any such Governmental Permit will not be renewed.

(w) Investment Company Act. Neither the Company nor any of its subsidiaries is or, after giving effect to the offer and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (the “Investment Company Act”).

(x)  No Stabilization. Neither the Company nor, to the Company’s Knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

(y)  Intellectual Property. The Company and its subsidiaries own or possess the valid right to use all (i) valid and enforceable patents, patent applications, trademarks, trademark registrations, service marks, service mark registrations, Internet domain name registrations, copyrights, copyright registrations, licenses, trade secret rights (“Intellectual Property Rights”) and (ii) inventions, software, works of authorships, trademarks, service marks, trade names, databases, formulae, know how, Internet domain names and other intellectual property (including trade secrets and other unpatented and/or unpatentable proprietary confidential information, systems, or procedures) (collectively, “Intellectual Property Assets”) necessary to conduct their respective businesses as currently conducted, and as proposed to be conducted and described in the Prospectus. The Company and its subsidiaries have not received any opinion from their legal counsel concluding that any activities of their respective businesses infringe, misappropriate, or otherwise violate, valid and enforceable Intellectual Property Rights of any other person, and have not received written notice of any challenge, which is to their Knowledge still pending, by any other person to the rights of the Company and its subsidiaries with respect to any Intellectual Property Rights or Intellectual Property Assets owned or used by the Company or its subsidiaries. To the Company’s Knowledge, the Company and its subsidiaries’ respective businesses as now conducted do not give rise to any infringement of, any misappropriation of, or other violation of, any valid and enforceable Intellectual Property Rights of any other person. All licenses for the use of the Intellectual Property Rights described in the Prospectus are valid, binding upon, and enforceable by or against the parties thereto in accordance with their terms. The Company and its subsidiaries have complied in all material respects with, and are not in breach nor have received any asserted or threatened claim of breach of, any intellectual property license, and the Company and its subsidiaries have no knowledge of any breach or anticipated breach by any other person of any intellectual property license. No claim has been made against the Company or its subsidiaries alleging the infringement by the Company or any of its subsidiaries of any patent, trademark, service mark, trade name, copyright, trade secret, license in or other intellectual property right or franchise right of any person. The Company and its subsidiaries have taken all reasonable steps to protect, maintain and safeguard their Intellectual Property Rights, including the execution of appropriate nondisclosure and confidentiality agreements. The consummation of the transactions contemplated by this Agreement will not result in the loss or impairment of or payment of any additional amounts with respect to, nor require the consent of any other person in respect of, the Company’s or any of its subsidiaries’ right to own, use, or hold for use any of the Intellectual Property Rights as owned, used or held for use in the conduct of the business as currently conducted.

(z) Privacy Laws. The Company and its subsidiaries are, and at all prior times were, in material compliance with all applicable data privacy and security laws and regulations, including, without limitation, the Health Insurance Portability and Accountability Act (“HIPAA”), as amended by the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”) (42 U.S.C. Section 17921 et seq.); and the Company and its subsidiaries have taken all necessary actions to comply with the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679) (collectively, “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take appropriate steps reasonably designed to ensure compliance in all material respects with their policies and procedures relating to data privacy and security and the collection, storage, use, disclosure, handling and analysis of Personal Data (the “Policies”). The Company provides accurate notice of its Policies to its customers, employees, third party vendors and representatives, to the extent required by Privacy Law or the Policies. “Personal Data” means (i) a natural person’s name, street address, telephone number, email address, photograph, social security number, bank information, or customer or account number; (ii) any information which would qualify as “personally identifying information” under the Federal Trade Commission Act, as amended; (iii) “Protected Health Information” as defined by HIPAA; (iv) “personal data” as defined by GDPR; and (v) any other piece of information that allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. Neither the Company nor any of its subsidiaries, (i) has received notice of any actual or potential liability under or relating to, or actual or potential violation of, any of the Privacy Laws, and has no Knowledge of any event or condition that could reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Privacy Law; or (iii) is a party to any order, decree, or agreement that imposed any obligation or liability under any Privacy Law.

(aa) IT Systems. The Company and its subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants. The Company and its subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including Personal Data) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and to the protection of such IT Systems from unauthorized use, access, misappropriation or modification.

(bb) Title to Real and Personal Property. The Company and each of its subsidiaries have good and marketable title in and (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company and its subsidiaries taken as a whole, in each case free and clear of all liens, encumbrances, security interests, claims and defects except any that (i) do not, individually or in the aggregate, materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(cc) No Labor Dispute. There is (i) no significant unfair labor practice complaint pending against the Company, or any of its subsidiaries, nor to the Company’s Knowledge, threatened against it or any of its subsidiaries, before the National Labor Relations Board, any state or local labor relation board or any foreign labor relations board, and no significant grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Company or any of its subsidiaries, or, to the Company’s Knowledge, threatened against it or them and (ii) no labor disturbance by or dispute with employees of the Company or any of its subsidiaries or, to the Company’s Knowledge, contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, manufacturers, customers or contractors, that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the Company’s Knowledge, no key employee or significant group of employees of the Company or any subsidiary plans to terminate employment with the Company or any subsidiary.

(dd) Compliance with ERISA. No “prohibited transaction” (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”)) or “accumulated funding deficiency” (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the thirty (30)-day notice requirement under Section 4043 of ERISA has been waived) has occurred or could reasonably be expected to occur with respect to any employee benefit plan of the Company or any of its subsidiaries which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Each employee benefit plan of the Company or any of its subsidiaries is in compliance in all material respects with applicable law, including ERISA and the Code. The Company and its subsidiaries have not incurred, and could not reasonably be expected to incur, liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan (as defined in ERISA). Each pension plan for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified, and nothing has occurred, whether by action or by failure to act, which could, individually or in the aggregate, cause the loss of such qualification.

(ee) Environmental Laws and Hazardous Materials. The Company and its subsidiaries are in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”). There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company or any of its subsidiaries (or, to the Company’s Knowledge, any other entity for whose acts or omissions the Company or any of its subsidiaries is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company or any of its subsidiaries has Knowledge.

(ff) Taxes. The Company and its subsidiaries each (i) have timely filed all necessary federal, state, local and foreign tax returns, and all such returns were true, complete and correct, (ii) have paid all federal, state, local and foreign taxes, for which it is liable, including, without limitation, all sales and use taxes and all taxes which the Company or any of its subsidiaries is obligated to withhold from amounts owing to employees, creditors and third parties, and (iii) do not have any tax deficiency or claims outstanding or assessed or, to their Knowledge, proposed against any of them, except those, in each of the cases described in clauses (i), (ii) and (iii) above, that could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(gg) Insurance. The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received written notice from any insurer, agent of such insurer or the broker of the Company or any of its subsidiaries that any material capital improvements or any other material expenditures (other than premium payments) are required or necessary to be made in order to continue such insurance.

(hh) Accounting Controls. The Company and each of its subsidiaries maintains a system of “internal control over financial reporting” (as such term is defined in Rule 13a-15(f) of the Exchange Act Rules and Regulations) that complies with the requirements of the Exchange Act and has been designed by their respective principal executive and principal financial officers, or under their supervision, to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) interactive data in eXtensible Business Reporting Language included in the Prospectus has been prepared in accordance with the Commission’s rules and guidelines applicable thereto. The Company’s internal control over financial reporting is effective. Except as described in the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(ii) Disclosure Controls. The Company and its subsidiaries maintain disclosure controls and procedures (as such is defined in Rule 13a-15(e) of the Exchange Act Rules and Regulations) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company and its subsidiaries in reports that they file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management to allow timely decisions regarding disclosures. The Company and its subsidiaries have conducted evaluations of the effectiveness of their disclosure controls as required by Rule 13a-15 of the Exchange Act.

(jj) No Registration Rights. No person or entity has the right to require registration of Common Shares or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statement or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right. Except as described in the Prospectus, there are no persons with registration rights or similar rights to have any securities registered by the Company or any of its subsidiaries under the Securities Act.

(kk) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement or any Terms Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or Clear Street for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement or by any Terms Agreement.

(ll) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(mm) Listing. The Company is subject to and in compliance in all material respects with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act. The Common Shares are registered pursuant to Section 12(b) or Section 12(g) of the Exchange Act and are listed on the Exchange, and the Company has taken no action designed to, or reasonably likely to have the effect of, terminating the registration of the Common Shares under the Exchange Act or delisting the Common Shares from the Exchange, nor has the Company received any notification that the Commission or the Exchange is contemplating terminating such registration or listing. All of the Shares that have been or may be sold under this Agreement or any Terms Agreement have been approved for listing on the Exchange, subject only to official notice of issuance (if applicable); the Company has taken all necessary actions to ensure that, upon and at all times after the Exchange shall have approved the Shares for listing, it will be in compliance with all applicable corporate governance requirements set forth in the Exchange’s listing rules that are then in effect.

(nn) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the Company’s Knowledge, any of the Company’s officers or directors, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications (collectively, “Sarbanes-Oxley”).

(oo)  No Unlawful Payments. Neither the Company nor any of its subsidiaries nor any of their respective directors, officers or employees nor, to the Knowledge of the Company and its subsidiaries, any agents, affiliate or other person acting on behalf of the Company or any subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any direct or indirect unlawful payment to foreign or domestic government officials or employees, political parties or campaigns, political party officials, or candidates for political office from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any applicable anti-corruption laws, rules, or regulation of any other jurisdiction in which the Company or any subsidiary conducts business (collectively, the “Anti-Corruption Laws”), or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback, or other unlawful payment to any person. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all Anti-Corruption Laws.

(pp)  Statistical and Market Data. The statistical and market related data included in the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and such data agree with the sources from which they are derived.

(qq) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with all applicable financial recordkeeping and reporting requirements, including those of the U.S. Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the Knowledge of the Company and its subsidiaries, threatened.

(rr)  Sanctions. Neither the Company nor any of its subsidiaries, directors, officers, or employees, nor, to the Knowledge of the Company, any agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, His Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, Cuba, Iran and North Korea (each, a “Sanctioned Country”); and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country, or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(ss)  No Associated Persons; FINRA Matters. Neither the Company nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA. The Company qualifies as an “experienced issuer” (within the meaning of FINRA Rule 5110(j)(6)) for purposes of the exemption from filing under FINRA Rule 5110(h)(1)(C).

(tt) No Acquisitions or Dispositions. Except as are described in the Prospectus, there are no contracts, letters of intent, term sheets, agreements, arrangements or understandings with respect to the direct or indirect acquisition or disposition by the Company of material interests in real or personal property.

(uu) Export and Import Laws. Each of the Company and the subsidiaries, and, to the Company’s Knowledge, each of their affiliates and any director, officer, agent or employee of, or other person associated with or acting on behalf of, the Company has acted at all times in compliance with applicable Export and Import Laws and there are no claims, complaints, charges, investigations or proceedings pending or expected or, to the Knowledge of the Company, threatened between the Company or any of the subsidiaries and any governmental authority under any Export or Import Laws. The term “Export and Import Laws” means the Arms Export Control Act, the International Traffic in Arms Regulations, the Export Administration Act of 1979, as amended, the Export Administration Regulations, and all other laws and regulations of the United States government regulating the provision of services to non-U.S. parties or the export and import of articles or information from and to the United States of America, and all similar laws and regulations of any foreign government regulating the provision of services to parties not of the foreign country or the export and import of articles and information from and to the foreign country to parties not of the foreign country.

(vv) Other At The Market Sales Agreements. The Company is not a party to any agreement with an agent or underwriter for any other “at the market” offering.

(ww) Related-Party Transactions. There are no business relationships or related-party transactions involving the Company or any of its subsidiaries or any other person required to be described in the Prospectus, which have not been described as required. Except as set forth in the Prospectus, none of the directors, officers or other employees of the Company or any of its subsidiaries is presently a party to any transaction with the Company or any of its subsidiaries, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or employee or any entity in which any officer, director or employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, in each case in excess of $120,000 other than for (i) payment of salary, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including equity awards under any Exempt Plan.

(xx) The PRC.

(i)	The Company and its affiliates are not required to obtain any permission or approval from, or make any filing with, the China Securities Regulatory Commission, the Cyberspace Administration of China (the “CAC”) or any other governmental authority in the PRC (as defined below) in connection with the offer and sale of its Common Shares, the listing of the Company’s securities on a U.S. securities exchange or the operation of their respective businesses.

(ii)	The Company does not, directly or indirectly, own or control any entity or subsidiary organized under the laws of, or domiciled in, the PRC, and does not intend to establish any such entity or to enter into any contractual arrangement to establish a variable interest entity structure with any entity in the PRC.

(iii)	The Company is not directly or indirectly controlled by any company organized under the laws of the PRC or any individual whose habitual domicile is in the PRC.

(iv)	Neither the Company nor any of its subsidiaries maintains any office, employs any personnel or conducts any business operations in the PRC.

(v)	None of the Company’s directors or senior management personnel with responsibility for business operations or management has his or her habitual domicile in the PRC.

(vi)	Neither the Company nor any of its subsidiaries has been recognized as an “operator of critical information infrastructure” by any PRC governmental authority, nor has the Company or any of its subsidiaries been the subject of any investigation initiated by, or received any inquiry, notice, warning or sanction from, the CAC or any other PRC cybersecurity or data-protection authority.

(vii)	The Company and its subsidiaries, in the aggregate, possess personal information of fewer than one million individuals in the PRC and do not possess any “core data” or “important data” (as such terms are defined under the Data Security Law and other applicable PRC law), or any data or information that affects or may affect the national security of the PRC.

As used herein, “PRC” means the People’s Republic of China, excluding, for purposes of this Agreement, the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Taiwan region.

(yy) Crypto Assets and Related Third-Party Arrangements.

(i)	The Company owns, directly or indirectly, and has good and valid title to all material Crypto Assets (as defined below) reflected in its financial statements or otherwise held in connection with its business, free and clear of all liens, encumbrances, pledges, and security interests, other than as disclosed in the Prospectus.

(ii)	The Company holds Crypto Assets in a self-managed hardware wallet (the “Treasury Wallet”) established with BiT Global Trust Limited (“BiT Global”). The Company has sole control and access to the Treasury Wallet. BiT Global is (A) a licensed Trust or Company Service Provider under the licensing regime administered by the Companies Registry of Hong Kong; and (B) a trust company registered under section 78(1) of the Trustee Ordinance (Cap. 29) of Hong Kong. To the Company’s Knowledge, BiT Global complies in all material respects with applicable regulatory requirements.

(iii)	The Company has implemented internal controls, security protocols, and oversight procedures designed to safeguard its Crypto Assets, manage operational and custodial risks, and ensure accurate recordkeeping.

(iv)	The Company is in compliance with all applicable laws, rules, and regulations (including those administered by the Commission, the Commodity Futures Trading Commission, the Financial Crimes Enforcement Network, OFAC and applicable state regulators) governing the holding, custody, transfer, and management of Crypto Assets except to the extent that any noncompliance would not result in a Material Adverse Effect. To the Company’s Knowledge, no part of its Crypto Assets portfolio has been used in violation of applicable Anti-Money Laundering Laws, counter-terrorist financing, or Sanctions laws.

(v)	Except as described in the Prospectus, the Company has not received any written notice from any governmental or regulatory authority asserting that its Crypto Asset activities, or those of BiT Global, are or have been in violation of law. The Company accounts for its Crypto Assets and related arrangements in accordance with GAAP, including current accounting guidance, and its disclosures reflect the nature of custodial relationships, risk of loss, and any arrangements that permit third parties to transfer or encumber Crypto Assets of the Company without the Company’s prior written consent, or that otherwise would result in such party having “control” over the Company’s Crypto Assets as defined under applicable law.

(vi)	The Company is, and at all times has been, in compliance with all applicable laws, statutes, rules and regulations applicable to the Company’s cryptocurrency treasury operations, except to the extent that any noncompliance would not result in a Material Adverse Effect.

As used herein, “Crypto Assets” means digital assets that are issued or transferred using distributed ledger or blockchain technology, including but not limited to cryptocurrencies (e.g., TRX, Bitcoin, Ethereum), Zcash, stablecoins, and other fungible or non-fungible tokens held or used by the Company.

Any certificate signed by an officer of the Company and delivered to Clear Street or to counsel for Clear Street pursuant to or in connection with this Agreement or any Terms Agreement shall be deemed to be a representation and warranty by the Company to Clear Street as to the matters set forth therein.

The Company acknowledges that Clear Street and, for purposes of the opinions to be delivered pursuant to Section 7, counsel to the Company and counsel to Clear Street, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7. Covenants of the Company. The Company covenants and agrees with Clear Street that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Shares is required to be delivered by Clear Street under the Securities Act or the Rules and Regulations (including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Rules and Regulations) (a “Delivery Period”), (i) the Company will notify Clear Street promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed, (ii) the Company will prepare and file with the Commission, promptly upon Clear Street’s request, any amendments or supplements to the Registration Statement or Prospectus that, in Clear Street’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Shares by Clear Street (provided, however, that the failure of Clear Street to make such request shall not relieve the Company of any obligation or liability hereunder, or affect Clear Street’s right to rely on the representations and warranties made by the Company in this Agreement or any Terms Agreement); (iii) the Company will not file any amendment or supplement to the Registration Statement or the Prospectus, other than documents incorporated by reference, relating to the Shares or a security convertible into the Shares unless a copy thereof has been submitted to Clear Street within a reasonable period of time before the filing and Clear Street has not reasonably objected thereto (provided, however, that the failure of Clear Street to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect Clear Street’s right to rely on the representations and warranties made by the Company in this Agreement or any Terms Agreement); (iv) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act, and (v) prior to the termination of this Agreement, the Company will notify Clear Street if at any time the Registration Statement shall no longer be effective as a result of the passage of time pursuant to Rule 415 under the Securities Act or otherwise.

(b) Notice of Commission Stop Orders. The Company will advise Clear Street, promptly after it receives notice or obtains Knowledge thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information. In the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or suspending any such qualification, the Company shall use its best efforts to obtain the withdrawal of such order.

(c) Delivery of Prospectus; Subsequent Changes. During any Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act and the Rules and Regulations, as from time to time in force, and to file on or before their respective due dates all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of the Exchange Act or the Exchange Act Rules and Regulations. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or the Prospectus to comply with the Securities Act or the Rules and Regulations, the Company will promptly notify Clear Street to suspend the offering of Shares during such period and the Company will promptly amend or supplement the Registration Statement or the Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(d) Blue Sky Compliance. The Company shall promptly, from time to time, take such actions as Clear Street may reasonably request to qualify the Shares for offering and sale under the securities or Blue Sky laws of such jurisdictions (domestic or foreign) as Clear Street may reasonably designate and to continue such qualifications in effect, and to comply with such laws, for so long as required to permit the offer and sale of Shares in such jurisdictions; provided, however, that the Company and its subsidiaries shall not be obligated to (i) qualify as foreign corporations in any jurisdiction in which they are not so qualified, (ii) file a general consent to service of process in any jurisdiction, or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(e) Earnings Statement. The Company will make generally available to its stockholders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act (including, at the option of the Company, Rule 158).

(f) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, in accordance with the provisions of Section 11, will pay the following expenses all incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement (and each amendment and supplement thereto) and the Prospectus (and each amendment and supplement thereto), (ii) the preparation, issuance and delivery of the Shares, (iii) the qualification of the Shares under securities laws in accordance with the provisions of Section 7(d), including filing fees and associated legal expenses of Clear Street’s outside counsel, which, together with fees pursuant to clause (vii), shall not exceed $15,000, in the aggregate, (iv) the printing and delivery to Clear Street of copies of the Prospectus and any amendments or supplements thereto, (v) the fees and expenses incurred in connection with the listing or qualification of the Shares for trading on the Exchange, (vi) the filing fees and expenses, if any, of the Commission, (vii) the filing fees and associated legal expenses of Clear Street’s outside counsel in connection with determining the compliance of the transactions contemplated hereby with FINRA’s rules and regulations and for any filings with the FINRA Corporate Financing Department and, (viii) the reasonable fees and disbursements of Clear Street’s counsel (A) in an amount not to exceed $75,000 arising out of executing this Agreement or any Terms Agreement and the satisfaction of the Company’s covenants with respect to the First Delivery Date; and (B) in an amount not to exceed $10,000 per calendar quarter in connection with all Bring-Down Dates (as defined below) on which the Company is required to provide a Bring-Down Certificate (as defined below).

(g) Use of Proceeds. To apply the Net Proceeds as set forth in the Prospectus under the heading “Use of Proceeds.”

(h) Clear Market. Without the prior written consent of Clear Street, the Company will not, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Shares offered pursuant to this Agreement or any Terms Agreement) or securities convertible into or exchangeable or exercisable for Common Shares, warrants or any rights to purchase or acquire Common Shares during the period beginning on the third Trading Day immediately prior to the date on which any Placement Notice is delivered to Clear Street hereunder and ending on the second Trading Day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Shares covered by a Placement Notice, the date of such suspension or termination); and will not directly or indirectly in any other “at the market offering” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any Common Shares (other than the Shares offered pursuant to this Agreement or any Terms Agreement) or securities convertible into or exchangeable or exercisable for Common Shares, warrants or any rights to purchase or acquire, Common Shares prior to the later of the termination of this Agreement or any Terms Agreement and the 60th day immediately following the final Settlement Date with respect to Shares sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Company’s issuance or sale of (i) Common Shares, options to purchase Common Shares or other securities under an Exempt Plan, (ii) Common Shares issuable upon the exercise of options or vesting of other securities, pursuant to any Exempt Plan, (iii) Common Shares issuable upon conversion of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in the Prospectus, or (iv) Common Shares or securities convertible into or exchangeable for Common Shares as consideration for mergers, acquisitions, other business combinations or strategic alliances occurring after the date of this Agreement, which are not issued for capital raising purposes.

(i) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Shares hereunder or pursuant to a Terms Agreement, advise Clear Street promptly after it shall have received notice or obtained Knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Clear Street pursuant to this Agreement or any Terms Agreement.

(j) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by Clear Street or its agents in connection with the transactions contemplated hereby or by any Terms Agreement, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as Clear Street may reasonably request.

(k) Required Filings Relating to Placement of Shares. The Company agrees that on such dates as the Securities Act or the Rules and Regulations shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) of the Rules and Regulations, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K, the number of Shares sold under this Agreement and any Terms Agreement, and the gross proceeds and Net Proceeds to the Company from the sale of the Shares and the compensation paid by the Company with respect to sales of the Shares pursuant to this Agreement and any Terms Agreement during the relevant quarter or, in the case of an Annual Report on Form 10-K, during the fiscal year covered by such Annual Report and the fourth quarter of such fiscal year.

(l) Bring-Down Dates; Bring-Down Certificate. On or prior to the First Delivery Date and each time (i) the Company files the Prospectus relating to the Shares or amends or supplements the Registration Statement or the Prospectus relating to the Shares (other than a prospectus supplement filed in accordance with Section 7(k)) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference into the Registration Statement or the Prospectus relating to the Shares; (ii) the Company files an Annual Report on Form 10-K under the Exchange Act (including any Form 10-K/A containing amended financial information or a material amendment to the previously filed Annual Report on Form 10-K); (iii) the Company files its Quarterly Reports on Form 10-Q under the Exchange Act (including any Form 10-Q/A containing amended financial information or a material amendment to the previously filed Quarterly Report on Form 10-Q); or (iv) the Company files a report on Form 8-K containing amended financial information (other than an earnings release) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv), a “Bring-Down Date”); the Company shall furnish Clear Street with a certificate, in the form attached hereto as Exhibit 7(l) (a “Bring-Down Certificate”), within one Trading Day after any Bring-Down Date, if requested by Clear Street in writing. The requirement to provide a certificate under this Section 7(l) shall be waived for any Bring-Down Date occurring at a time at which no Agency Transaction is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Bring-Down Date) and the next occurring Bring-Down Date; provided, however, that such waiver shall not apply for any Bring-Down Date on which the Company files its Annual Report on Form 10-K. Notwithstanding the foregoing, if the Company subsequently decides to sell Shares in an Agency Transaction following a Bring-Down Date when the Company relied on such waiver and did not provide Clear Street with a certificate under this Section 7(l), then before the Company delivers the Placement Notice or Clear Street sells any Shares pursuant to such Agency Transaction, the Company shall provide Clear Street with a Bring-Down Certificate, dated the date of the Placement Notice. With respect to any Principal Transaction, a Bring-Down Certificate shall be delivered on the Principal Settlement Date.

(m) Legal Opinion. On or prior to the First Delivery Date and within one Trading Day of each Bring-Down Date with respect to which the Company is obligated to deliver a Bring-Down Certificate for which no waiver is applicable, the Company shall cause to be furnished to Clear Street the written opinions of (i) Loeb & Loeb LLP, special counsel to the Company, and/or (ii) Lucosky Brookman LLP, Nevada counsel to the Company (together, “Company Counsels”), or, in each case, other counsel satisfactory to Clear Street, in form and substance satisfactory to Clear Street and its counsel, in each case dated the date that the opinion is required to be delivered; provided, however, that in lieu of such opinions for subsequent Bring-Down Dates, counsels may furnish Clear Street with a letter to the effect that Clear Street may rely on a prior opinion delivered under this Section 7(m) to the same extent as if it were dated the date of such letter (except that statements in such prior opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Bring-Down Date). With respect to any Principal Transaction, the Company shall cause to be furnished to Clear Street written opinions of Company Counsels, or other counsel satisfactory to Clear Street, in form and substance satisfactory to Clear Street and its counsel, dated the Principal Settlement Date.

(n) Comfort Letter. On or prior to the First Delivery Date and within one Trading Day of each Bring-Down Date with respect to which the Company is obligated to deliver a Bring-Down Certificate for which no waiver is applicable, the Company shall cause its independent accountants to furnish Clear Street a letter (a “Comfort Letter” and the first such letter, the “Initial Comfort Letter”), dated the date the Comfort Letter is delivered, in form and substance satisfactory to Clear Street, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the PCAOB, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to Clear Street in connection with registered public offerings, and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. With respect to any Principal Transaction, the Company shall cause its independent accountants to furnish Clear Street Comfort Letters, dated the date of the Terms Agreement and the Principal Settlement Date, in form and substance satisfactory to Clear Street.

(o) [Reserved.]

(p) Secretary’s Certificate. On or prior to the First Delivery Date and within one Trading Day of each Bring-Down Date with respect to which the Company is obligated to deliver a Bring-Down Certificate for which no waiver is applicable, the Company shall have delivered to Clear Street a certificate executed by the Secretary of the Company, dated as of such date, in form and substance satisfactory to Clear Street. With respect to any Principal Transaction, the Company shall have delivered to Clear Street a certificate executed by the Secretary of the Company, dated the date of the Principal Settlement Date, in form and substance satisfactory to Clear Street.

(q) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, or purchase the Common Shares to be issued and sold pursuant to this Agreement or any Terms Agreement, or pay anyone any compensation for soliciting purchases of the Shares other than Clear Street; provided, however, that the Company may bid for and purchase Common Shares in accordance with Rule 10b-18 of the Exchange Act Rules and Regulations.

(r) Regulation M Notice. Unless the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act (“Regulation M”) are then satisfied with respect to the Common Shares, the Company shall notify Clear Street by no later than noon New York City time on the second Trading Day (or sixth Trading Day, should the applicable “restricted period” under Regulation M be five days) prior to any sale of Shares under this Agreement, in order to allow Clear Street time to comply with the requirements of Regulation M.

(s) Insurance. The Company and its subsidiaries shall maintain, or cause to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for the business for which they are engaged.

(t) Compliance with Laws. The Company and each of its subsidiaries shall maintain, or cause to be maintained, all material Governmental Permits in order to conduct their businesses as described in the Prospectus, and the Company and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such Governmental Permits and with applicable environmental laws, except where the failure to maintain or be in compliance with such Governmental Permits and laws could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that neither it nor its subsidiaries will be or become, at any time prior to the termination of this Agreement, an “investment company,” as such term is defined in the Investment Company Act, assuming and subject to there being no change in the Commission’s current interpretation as to entities that are not considered an investment company.

(v) Securities Act and Exchange Act. The Company will use its best efforts to comply with all requirements imposed upon it by the Securities Act, the Rules and Regulations, the Exchange Act, and the Exchange Act Rules and Regulations as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Shares as contemplated by the provisions hereof and the Prospectus.

(w) No Offer to Sell. Other than a Permitted Free Writing Prospectus, neither Clear Street nor the Company (including its agents and representatives, other than Clear Street in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 of the Rules and Regulations), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Shares hereunder.

(x) Sarbanes-Oxley. The Company and its subsidiaries will use their best efforts to comply with all effective applicable provisions of Sarbanes-Oxley.

(y) Affirmation. Each Placement Notice delivered by the Company to Clear Street and each execution and delivery by the Company of a Terms Agreement shall be deemed to be (i) an affirmation that the representations, warranties and agreements of the Company herein contained and contained in any certificate delivered to Clear Street pursuant hereto are true and correct at the time of delivery of such Placement Notice or the date of such Terms Agreement, as the case may be, and (ii) an undertaking that such representations, warranties and agreements will be true and correct on any applicable Time of Sale and Settlement Date, as though made at and as of each such time (it being understood that such representations, warranties and agreements shall relate to the Registration Statement and the Prospectus as amended and supplemented to the time of such Placement Notice acceptance or Terms Agreement execution, as the case may be).

(z) Renewal. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, the aggregate gross sales price of Shares sold by the Company is less than the Maximum Amount and this Agreement has not expired or been terminated, the Company will, prior to the Renewal Deadline, file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Shares, in form and substance satisfactory to Clear Street, and, if not automatically effective, will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the issuance and sale of the Shares to continue as contemplated in the expired registration statement relating to the Shares. References herein to the Registration Statement shall include such new shelf registration statement.

8. Conditions to Clear Street’s Obligations. The obligations of Clear Street hereunder with respect to a Placement Notice or any Terms Agreement will be subject to the continuing accuracy and completeness of the representations and warranties made by the Company herein, to the due performance by the Company of its obligations hereunder and thereunder, to the completion by Clear Street of a due diligence review satisfactory to Clear Street in its reasonable judgment, and to the continuing satisfaction (or waiver by Clear Street in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for (i) all sales of Shares issued pursuant to all prior Placement Notices still in effect and any Terms Agreement not yet sold by Clear Street and (ii) the sale of all Shares contemplated to be issued pursuant to any Placement Notice or Terms Agreement.

(b) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company or any of its subsidiaries of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; or (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) No Misstatement or Material Omission. Clear Street shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Clear Street’s reasonable opinion is material, or omits to state a fact that in Clear Street’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances then existing) not misleading.

(d) No Material Adverse Effect. Neither the Company nor any of its subsidiaries shall have sustained, since the date of the latest audited financial statements included in the Prospectus, (i) any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or action, order or decree of any court or governmental or regulatory authority, other than as set forth or contemplated in the Prospectus; (ii) any change in the capital stock (other than the issuance of Common Shares upon conversion of preferred stock, exercise of stock options and warrants, in each case described as outstanding in the Prospectus, or any award under any Exempt Plan and the grant of options and other awards under any Exempt Plan, or any such change resulting from a forward or reverse share split or reclassification) or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock; or (iii) any material adverse changes, or any development involving a prospective material adverse change, in or affecting the business, properties, assets, general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole, other than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in any of clauses (i), (ii) or (iii), is, in the judgment of Clear Street, so material and adverse as to make it impracticable or inadvisable to proceed with the offering of the Shares on the terms and in the manner contemplated in the Prospectus.

(e) Company Counsels Legal Opinions. Clear Street shall have received the opinions of Company Counsels required to be delivered pursuant to Section 7(m) on or before the date on which such delivery of such opinions is required pursuant to Section 7(m).

(f) Clear Street Counsel Legal Opinion. Clear Street shall have received from Covington & Burling LLP, counsel for Clear Street, such opinion or opinions, on or before the date on which the delivery of the Company Counsel legal opinions are required pursuant to Section 7(m), with respect to such matters as Clear Street may reasonably require, and the Company shall have furnished to such counsel such documents as they request for enabling them to pass upon such matters.

(g) Comfort Letters. Clear Street shall have received the Comfort Letters required to be delivered pursuant to Section 7(n) on or before the date on which such delivery of such Comfort Letters are required pursuant to Section 7(n).

(h) [Reserved.]

(i) Bring-Down Certificate. Clear Street shall have received the Bring-Down Certificate required to be delivered pursuant to Section 7(l) on or before the date on which delivery of such certificate is required pursuant to Section 7(l).

(j) Secretary’s Certificate. Clear Street shall have received the certificate executed by the Secretary of the Company required to be delivered pursuant to Section 7(p) on or before the date on which delivery of such certificate is required pursuant to Section 7(p).

(k) No Suspension. Trading in the Common Shares shall not have been suspended on the Exchange.

(l) Other Materials. On each date on which the Company is required to deliver a Bring-Down Certificate pursuant to Section 7(l), in addition to each of the deliverables otherwise required by Section 7, the Company shall have furnished to Clear Street such appropriate further information, certificates and documents as Clear Street may have reasonably requested. All deliverables shall have been in compliance, and delivered when required by, the provisions of this Agreement.

(m) Securities Act Filings Made. All filings with the Commission required by Rule 424 of the Rules and Regulations to have been filed prior to the issuance of any Shares hereunder or under any Terms Agreement shall have been made within the applicable time period prescribed for such filing by Rule 424. The Company shall file a prospectus supplement in connection with any Principal Transaction within the applicable time period prescribed for such filing by Rule 424.

(n) Listing on the Exchange. The Company shall have filed a Notification: Listing of Additional Shares with the Exchange with respect to the Shares and shall not have received any objection thereto from the Exchange.

(o) No Termination Event. There shall not have occurred any event that would permit Clear Street to terminate this Agreement pursuant to Section 11(a).

(p) Regulation M. Unless the exemptive provisions set forth in Rule 101(c)(1) of Regulation M are then satisfied with respect to the Common Shares, Clear Street shall not have engaged in any activity specified in Rule 101(a) of Regulation M for the duration of the then-applicable “restricted period” (as defined in Regulation M) with respect to the Common Shares, except those excepted activities identified in Rule 102(b) of Regulation M.

9. Indemnification and Contribution.

(a) Indemnification of Clear Street by the Company. The Company shall indemnify and hold harmless Clear Street, its affiliates, directors, officers, managers, members, employees, representatives and agents and each person, if any, who controls Clear Street within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Clear Street Indemnified Parties,” and each a “Clear Street Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Clear Street Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Prospectus (including any free writing prospectus), or in any amendment or supplement thereto or (ii) the omission or alleged omission to state in any such document a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each Clear Street Indemnified Party promptly upon demand for any legal fees or other expenses reasonably incurred by that Clear Street Indemnified Party in connection with investigating, or preparing to defend, or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding, as such fees and expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any such document made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Clear Street specifically for use therein, which information the parties hereto agree is limited to the Clear Street Information. The parties agree that there is no “Clear Street Information” for purposes of this Agreement.

The indemnity agreement in this Section 9(a) is not exclusive and is in addition to each other liability which the Company might have, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Clear Street Indemnified Party.

(b) Indemnification of the Company by Clear Street. Clear Street shall indemnify and hold harmless the Company and its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Company Indemnified Parties” and each a “Company Indemnified Party”) against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which such Company Indemnified Party may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (including any issuer free writing prospectus), or in any amendment or supplement thereto, or (ii) the omission or alleged omission to state in any such document, a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of Clear Street specifically for use therein, which information the parties hereto agree is limited to the Clear Street Information, and shall reimburse the Company Indemnified Parties for any legal or other expenses reasonably incurred by such party in connection with investigating or preparing to defend or defending against or appearing as third party witness in connection with any such loss, claim, damage, liability, action, investigation or proceeding, as such fees and expenses are incurred.

The indemnity agreement in this Section 9(b) is not exclusive and is in addition to each other liability which Clear Street might have, and shall not limit any rights or remedies which may otherwise be available under this Agreement, at law or in equity to any Company Indemnified Party.

(c) Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 9, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent it has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses); and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under Section 9(a) or Clear Street in the case of a claim for indemnification under Section 9(b), (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (in addition to any local counsel), which firm shall be designated in writing by Clear Street if the indemnified parties under this Section 9 consist of any Clear Street Indemnified Party or by the Company if the indemnified parties under this Section 9 consist of any Company Indemnified Parties. Subject to this Section 9(c), the amount payable by an indemnifying party under Section 9 shall include, but not be limited to, (i) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (ii) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 9 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into, and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(d) Contribution. If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and Clear Street on the other from the offering of the Shares, or (ii) if the allocation provided by clause (i) of this Section 9(d) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 9(d) but also the relative fault of the Company, on the one hand, and Clear Street, on the other, with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and Clear Street, on the other, with respect to such offering shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Shares received by the Company bear to the total compensation received by Clear Street from the sale of the Shares on behalf of the Company. The relative fault of the Company, on the one hand, and Clear Street, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or Clear Street, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company by or on behalf of Clear Street for use in the Registration Statement, the Prospectus (including any free writing prospectus), or in any amendment or supplement thereto, consists solely of the Clear Street Information.

(e) Contribution Procedure. The Company and Clear Street agree that it would not be just and equitable if contributions pursuant to Section 9(d) above were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to Section 9(d) above. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to in Section 9(d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 9, Clear Street shall not be required to contribute any amount in excess of the amount by which total compensation received by Clear Street from the sale of Shares on behalf of the Company exceeds the amount of any damages which Clear Street has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive, as of their respective dates, regardless of (i) any investigation made by or on behalf of Clear Street, any controlling persons, or the Company (or any of their respective officers, directors or controlling persons), (ii) delivery and acceptance of the Shares and payment therefor, or (iii) any termination of this Agreement.

11. Termination.

(a) Clear Street shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) the Company shall have suffered any Material Adverse Effect, or any development that could reasonably be expected to result in a Material Adverse Effect, that, in the judgment of Clear Street, may materially impair the ability of Clear Street to sell the Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder, (iii) any other condition of Clear Street’s obligations hereunder is not fulfilled as and when required, or (iv) any suspension or limitation of trading in the Shares or in securities generally on the Exchange shall have occurred. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery) and Section 17 (Governing Law, Jurisdiction, Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If Clear Street elects to terminate this Agreement as provided in this Section 11(a), Clear Street shall provide the required notice as specified in Section 12 (Notices).

(b) In the case of any purchase by Clear Street pursuant to a Terms Agreement, the obligations of Clear Street pursuant to such Terms Agreement shall be subject to termination by Clear Street at any time prior to or on the Principal Settlement Date if since the time of execution of the Terms Agreement or the respective dates as of which information is given in the Registration Statement or the Prospectus, (A) there has been any Material Adverse Effect or material change in the senior management of the Company, whether or not arising in the ordinary course of business; (B) there has occurred any outbreak or escalation of hostilities or other national or international calamity or crisis or change in economic, political or other conditions, the effect of which on the United States or international financial markets is such as to make it, in Clear Street’s judgment, impracticable to market the Shares or enforce contracts for the sale of the Shares; (C) trading in any securities of the Company has been suspended by the Commission or by the Exchange, or if trading generally on the Exchange has been suspended (including an automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or limitations on prices for trading (other than limitations on hours or numbers of days of trading) have been fixed, or maximum ranges for prices for securities have been required, by such exchange or FINRA or by order of the Commission or any other governmental authority; (D) if there has been any downgrade in the rating of any of the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) of the Exchange Act); (E) any federal, state, local or foreign statute, regulation, rule or order of any court or other governmental authority has been enacted, published, decreed or otherwise promulgated which, in the opinion of Clear Street, would reasonably be expected to result in a Material Adverse Effect; or (F) any action has been taken by any federal, state, local or foreign government or agency in respect of its monetary or fiscal affairs which, in the opinion of Clear Street, would reasonably be expected to have a material adverse effect on the securities markets in the United States. If Clear Street elects to terminate its obligations pursuant to this Section 11(b), the Company shall be notified promptly in writing.

(c) The Company shall have the right, by giving 10 days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery) and Section 17 (Governing Law, Jurisdiction, Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.

(d) Clear Street shall have the right, by giving 10 days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(f) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery) and Section 17 (Governing Law, Jurisdiction, Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (c), or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(f) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery) and Section 17 (Governing Law, Jurisdiction, Waiver of Jury Trial) shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Clear Street or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Shares, such Shares shall settle in accordance with the provisions of this Agreement. In the event of any termination under this Section 11, all expenses of Clear Street shall cease to accrue as of the date of the relevant termination notice.

12. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to Clear Street, shall be delivered or sent by mail or email to Clear Street LLC, Attention: General Counsel, 4 World Trade Center, New York, New York 10007, email: bfriedman@clearstreet.io; and

(b) if to the Company, shall be delivered or sent by mail or email to 941 W. Morse Blvd., Suite 100 Winter Park, Florida 32789, Attention: Rich Miller, Chief Executive Officer of the Company, email: rich.miller@t.network; Steve Liu, director of the Company, email: steve.liu@t.network; and Marc Rudajev, email: marc.rudajev@t.network.

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof.

13. Successors and Assigns. This Agreement and any Terms Agreement shall inure to the benefit of and be binding upon Clear Street, the Company and their respective successors and assigns. Nothing expressed or mentioned in this Agreement or any Terms Agreement is intended or shall be construed to give any person, other than the persons mentioned in the preceding sentence, any legal or equitable right, remedy or claim under or in respect of this Agreement or any such Terms Agreement, or any provisions herein or therein contained, this Agreement or any such Terms Agreement and all conditions and provisions hereof or thereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person; except that the representations, warranties, covenants, agreements and indemnities of the Company contained in this Agreement or such Terms Agreement shall also be for the benefit of the Clear Street Indemnified Parties, and the indemnities of Clear Street shall be for the benefit of the Company Indemnified Parties. Neither party may assign its rights or obligations under this Agreement or any Terms Agreement without the prior written consent of the other party; provided, however, that Clear Street may assign its rights and obligations hereunder to an affiliate of Clear Street without obtaining the Company’s consent.

14. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement or any Terms Agreement shall be adjusted to take into account any share split, share dividend or similar event effected with respect to the Common Shares.

15. Entire Agreement; Construction; Amendment. This Agreement (including any Placement Notices issued pursuant hereto), together with any Terms Agreements, constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. In this Agreement or any Terms Agreement, the masculine, feminine and neuter genders and the singular and the plural include one another. The section headings in this Agreement and any Terms Agreement are for the convenience of the parties only and will not affect the construction or interpretation of this Agreement or any such Terms Agreement. This Agreement and any Terms Agreement may be amended or modified, and the observance of any term of this Agreement and any Terms Agreement may be waived, only by a writing signed by the Company and Clear Street.

16. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement or any Terms Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision hereof. If any section, paragraph, clause or provision of this Agreement or any Terms Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

17. Governing Law, Jurisdiction, Waiver of Jury Trial. This Agreement and any Terms Agreement shall be governed by and construed in accordance with the laws of the State of New York, including without limitation Section 5-1401 of the New York General Obligations Law. The Company irrevocably (a) submits to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York for the purpose of any suit, action or other proceeding arising out of this Agreement or the transactions contemplated by this Agreement or by any Terms Agreement, the Registration Statement, or the Prospectus, (b) agrees that all claims in respect of any such suit, action or proceeding may be heard and determined by any such court, (c) waives to the fullest extent permitted by applicable law, any immunity from the jurisdiction of any such court or from any legal process, (d) agrees not to commence any such suit, action or proceeding other than in such courts, and (e) waives, to the fullest extent permitted by applicable law, any claim that any such suit, action or proceeding is brought in an inconvenient forum. Each of the parties to this Agreement hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement or any Terms Agreement.

18. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) Clear Street has been retained solely to act as an arm’s length contractual counterparty to the Company in connection with the sale of the Shares contemplated hereby and by any Terms Agreement and that no fiduciary, advisory or agency relationship between the Company and Clear Street has been created in respect of any of the transactions contemplated by this Agreement or any Terms Agreement, irrespective of whether Clear Street has advised or is advising the Company on other matters;

(b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement or any Terms Agreement;

(c) the Company has been advised that Clear Street and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that Clear Street has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company waives, to the fullest extent permitted by law, any claims it may have against Clear Street, for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Clear Street shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

19. Research Analyst Independence. The Company acknowledges that Clear Street’s research analysts and research department are required to be independent from its investment banking division and are subject to certain regulations and internal policies, and that Clear Street’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or its securities that differ from the views of its investment banking division. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against Clear Street with respect to any conflict of interest that may arise from the fact that the views expressed by its independent research analysts and research department may be different from or inconsistent with the views or advice communicated to the Company by Clear Street’s investment banking division. The Company acknowledges that Clear Street is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the Company.

20. Counterparts. This Agreement and any Terms Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement or any Terms Agreement by one party to the other may be made by facsimile or other electronic transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com or www.echosign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Definition of Certain Terms. For purposes of this Agreement, (a) “affiliate” has the meaning set forth in Rule 405 of the Rules and Regulations, (b) “subsidiary” has the meaning set forth in Rule 405 of the Rules and Regulations; (c) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k), (d) “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b), (e) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable, and (f) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that Clear Street is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Clear Street of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that Clear Street is a Covered Entity and Clear Street or a BHC Act Affiliate of Clear Street becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against Clear Street are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

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If the foregoing correctly sets forth the understanding between the Company and Clear Street, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Clear Street.

Very truly yours,

CLEAR STREET LLC

By:	/s/ Ryan Gerety
Name:	Ryan Gerety
Title:	Managing Director

ACCEPTED as of the date
first-above written:

TRON INC.

By:	/s/ Richard Miller
Name:	Richard Miller
Title:	Chief Executive Officer